UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2014 (November 5, 2014)

Koss Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212
(Address of principal executive offices)  (Zip code)

(414) 964-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 5, 2014, NASDAQ notified Koss that the Company’s application to list its common stock on the NASDAQ Capital Market was approved. The Company’s securities will be transferred to the Capital Market at the opening of business on November 7, 2014.

As discussed in the Form 8-K filed by Koss on October 24, 2014, on October 20, 2014, NASDAQ notified Koss Corporation that its securities did not meet the $5,000,000 Market Value of Publicly Held Shares requirement for continued listing on the NASDAQ Global Market. The Company subsequently applied to transfer its securities from the Global Market to the Capital Market. NASDAQ confirmed to Koss that upon listing of the Company's common stock on the Capital Market on November 7, 2014, the deficiency regarding the $5,000,000 Market Value of Publicly Held Shares requirement would be resolved.

On November 6, 2014, the Company issued a press release announcing the receipt of the notice from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Number	Description

Exhibit 99.1	Press release of Koss Corporation dated November 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 6, 2014	KOSS CORPORATION

	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President